UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2012

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Parkway Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURES

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(c) Appointment of Interim Principal Executive Officer

As previously reported by GameTech International, Inc. (the “Company”) in its Form 8-K filed on April 30, 2012, Kevin Y. Painter resigned as the Company’s the President and Chief Executive Officer, as a member of the Board of Directors of the Company, and from any other positions held by Mr. Painter relating to the Company, effective as of April 27, 2012.

On May 11, 2012, Scott H. Shackelton, a current member of the Company’s Board of Directors, was appointed to the office of Interim President.  Upon recommendation of the Compensation Committee of the Board of Directors of the Company, Mr. Shackelton will receive an annual base salary of $150,000 as Interim President of the Company and will no longer receive compensation as a non-employee member of the Company’s Board of Directors or as a member of its committees.

Mr. Shackelton’s appointment as an officer of the Company remains subject to applicable regulatory approval and the consent of the Company’s senior secured lenders.  Information about Mr. Shackelton has been previously disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 21, 2012 and is incorporated herein by reference.

Item 5.02(d)	Election of Directors.

On May 11, 2012, Edward F. Graves was elected to serve as a member of the Company’s Board of Directors by unanimous vote of the Company’s Board of Directors.  Concurrent with Mr. Graves’s election as a director, Mr. Graves was appointed to the Company’s Audit and Nominating and Compensation Committees.   Mr. Graves has also been appointed to serve as chairman of the Company’s Audit Committee.

Mr. Graves will receive compensation in accordance with the Company’s standard compensation arrangements for non-executive directors, which, as of May 11, 2012, provide that all non-employee directors are to receive compensation for their services as members of the Board in the amount of $6,000 per quarter, $500 per Board meeting attended, $500 per Audit Committee Meeting attended, reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with performing responsibilities on behalf of the Company, and an allowance for gasoline expenses.

There are no arrangements or understandings between Mr. Graves and any other persons pursuant to which he was selected as a director. There are no transactions between Mr. Graves and the Company that would require disclosure under Item 404(a) of Regulation S-K.  The Company’s Board of Directors has also determined that Mr. Graves is independent pursuant to the applicable SEC rules governing the independence of audit committee members, and that Mr. Graves is an audit committee financial expert.  Mr. Graves’s appointment to the Board is at all times subject to all qualification requirements of any gaming commissions, boards or similar regulatory enforcement authorities which the Company is subject to.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GAMETECH INTERNATIONAL, INC.
By:	/s/ James Robertson
James Robertson
Vice President & General Counsel

Date: May 17, 2012